Registration No. 333-111956



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                  Kansas                                  48-0457967
       (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization                 Identification No.)


            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ------------------------

                     1997 LONG-TERM STOCK INCENTIVE PROGRAM
                            (Full title of the Plan)
                            ------------------------

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ------------------------

     This Registration Statement as originally filed related to the offering of 12,000,000 shares of FON Common Stock and 8,000,000 shares of PCS Common Stock issuable under the 1997 Long-Term Stock Incentive Program.

     On February 28, 2004, Sprint's Board of Directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004 (the "Conversion Date"). Restricted Stock Units for 2,800 shares of PCS Common Stock vested before the Conversion Date, leaving 7,997,200 shares of PCS Common Stock available under this Registration Statement. Following the recombination of the PCS Common Stock and the FON Common Stock, no shares of PCS Common Stock may be issued. Accordingly, the purpose of this Post-Effective Amendment No. 1 is to deregister the remaining 7,997,200 shares of PCS Common Stock covered by this Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number    Exhibits

 24.      Power of Attorney*

-----------------

*  Previously  filed  with this Registration Statement  No.  333-111956

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 28th day of June, 2004.

                                   SPRINT CORPORATION



                                   By  /s/ Claudia S. Toussaint
                                       (Claudia S. Toussaint,  Vice President)





     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                                    Date

                        Chairman of the Board and      )
G. D. FORSEE*           Chief Executive Officer        )
                        (Principal Executive Officer)  )
                                                       )
                        Executive Vice President       )
ROBERT J. DELLINGER*    - Chief Financial Officer      )
                        (Principal Financial Officer)  )
                                                       )
                        Senior Vice President and      )
J. P. MEYER*            Controller                     )
                        (Principal Accounting Officer) )
                                                       )    June 28, 2004
DUBOSE AUSLEY*          Director                       )
                                                       )
_____________________                                  )
(Gordon M. Bethune)     Director                       )
                                                       )
                                                       )
E. LINN DRAPER, JR. *   Director                       )
                                                       )
_____________________                                  )
(Deborah A. Henretta)   Director                       )

                                                       )
                                                       )
I. O. HOCKADAY, JR.*    Director                       )
                                                       )
                                                       )
L. K. LORIMER*          Director                       )
                                                       )  June 28, 2004
                                                       )
C. E. RICE*             Director                       )
                                                       )
                                                       )
LOUIS W. SMITH*         Director                       )
                                                       )
                                                       )
GERALD L. STORCH*       Director                       )







/s/ Claudia S. Toussaint
---------------------------

*    Signed by Claudia S. Toussaint,
     Attorney-in-Fact, pursuant to
     Power of Attorney filed with
     this Registration Statement No.
     333-111956.

                                  EXHIBIT INDEX




Exhibit
Number    Exhibits

 24.      Power of Attorney.*


-----------------

*  Previously  filed  with this Registration Statement  No.  333-111956